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                                                                     Exhibit 5.1


                        [LETTERHEAD OF LATHAM & WATKINS]


                                     October 3, 1997



World Color Press, Inc.
The Mill
340 Pemberwick Road
Greenwich, Connecticut 06831

      Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3 World Color Press, Inc.
            (Relating to File No. 333-35315)
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Ladies and Gentlemen:

          In connection with the registration of the Common Stock, par value $0.01 (the "Common Stock") by World Color Press, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 10, 1997 (File No. 333-35315), as amended (as so amended, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purpose of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law of the State of Delaware, and


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World Color Press, Inc.
October 3, 1997
Page 2


we express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, as to any matters of municipal law or the laws or any other local agencies within the state.

          The shares of Common Stock have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,



                                        LATHAM & WATKINS